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Exhibit 3.132

BY-LAWS
OF
ROCKLAND CHILD DEVELOPMENT SERVICES, INC.
(a New York corporation)

ARTICLE I
Provisions of Law

        These By-Laws shall be subject to such provisions of the statutory and common laws of the state in which the corporation was incorporated as may be applicable to corporations organized under the laws of such state. Subsequent references herein to provisions of law shall be deemed to be references to the aforesaid provisions of law. All references in these By-Laws to such provisions of law shall be construed to refer to such provisions as from time to time amended.

ARTICLE II
Articles of Incorporation

        These By-Laws shall be subject to the Articles of Incorporation of the corporation. All references in these By-Laws to the Articles of Incorporation shall be construed to mean the Articles of Incorporation of the corporation as from time to time amended.

ARTICLE III
Stockholders

        1.    Annual Meeting:    The annual meeting of stockholders shall be held on December 1 in each year if not a legal holiday, and if a legal holiday, the next succeeding full business day, or at such other date and time as shall be designated from time to time by the Board of Directors or the President. Each annual meeting shall be held for the purpose of electing Directors of the corporation and for such other purposes and for the transaction of such other business as may properly be brought before the meeting.

        If the election of Directors of the corporation shall not be held on the day designated in accordance with the foregoing, the Board of Directors shall cause such election to be held as soon thereafter as convenient. A special meeting of the stockholders of the corporation shall be held for such election and for such other purposes and for the transaction of such other business as might have been held or transacted at such annual meeting. Any election held, or any business transacted at such special meeting, shall have the same force and effect as if held or transacted at the annual meeting.

        2.    Special Meetings:    Unless otherwise required by law or the Articles of Incorporation, a special meeting of the stockholders may be called for any purpose or purposes by the Directors or by the President. Upon written request of one or more stockholders who own at least ten percent (10%) of the capital stock issued and outstanding and entitled to vote at the meeting, a special meeting shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal to act of the Secretary, by any other officer. Such request shall state the purpose or purposes of the proposed meeting.

        3.    Place of Meeting:    All meetings of the stockholders, annual or special, shall be held at such place within or without the state of incorporation as may be designated from time to time by the Board of Directors or the officer calling the meeting or if not so designated, at the registered office of the corporation.

        4.    Notice of Meetings:    Except as otherwise provided by law, a written notice of every meeting of stockholders, annual or special, stating the place, date and hour thereof, and, in the case of special meetings, the purpose or purposes for which the meeting is to be held, shall be given by the person or persons calling the meeting or by any officer of the corporation acting at his or their direction not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder, who by law, by the Articles of Incorporation or by these By-Laws, is entitled to vote at or notice of such meeting. Such notice shall be given either personally, by leaving it with him or at his residence or place of business, or by telephone, telecopy or electronic mail or other equivalent electronic media. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. No notice of any adjourned meeting shall be required if (a) the time and place thereof are announced at the meeting at which the adjournment is taken, (b) the adjournment is for less than thirty (30) days, and (c) no new record date is fixed for the adjourned meeting.

        5.    Waivers of Notice:    Whenever notice is required to be given to any stockholder by law, the Articles of Incorporation or these By-Laws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

        6.    Voting List:    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        7.    Quorum:    Except as may be otherwise provided by law, by the Articles of Incorporation, or by these By-Laws, the holders of a majority of all stock issued and outstanding and entitled to vote at a meeting (or if there shall be more than one (1) class or series of stock issued and outstanding and entitled to vote separately at such meeting, and a separate vote by class or series shall be required by law, by the Articles of Incorporation or by these By-Laws, then a majority of each such class or series) present in person or represented by proxy, shall constitute a quorum. The holders of a majority in interest of all stock issued and outstanding, entitled to vote and present in person or represented by proxy at any meeting of stockholders, including any adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called, provided a quorum shall be in attendance at such adjourned meeting.

        8.    Voting and Proxies:    Unless otherwise provided by the Articles of Incorporation, each stockholder shall have one (1) vote for each share of stock and a proportionate vote for each fractional share of stock entitled to vote, held by him of record according to the records of the corporation. Stockholders may vote either in person or by written proxy dated not more than three (3) years before such vote, unless the proxy provides for a longer period. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by one (1) of them unless at or prior to the exercise of the proxy, the corporation receives a specific written notice to the contrary from any one

(1) of them. A proxy purporting to have been executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. All elections of Directors shall be by written ballot unless otherwise provided in the Articles of Incorporation.

        9.    Required Vote:    If a quorum is present, then, except as otherwise required by law, the Articles of Incorporation or these By-Laws, the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote shall decide any such election or other matter to be voted upon by the stockholders.

        10.    Action Without Meeting:    Unless otherwise required in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

        11.    Record Date:    For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date is fixed:

        11.1   The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

        11.2   The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Directors is necessary, shall be the day on which the first written consent is expressed;

        11.3   The record date for determining stockholders for any purpose other than those specified in Sections 11.1 and 11.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

        When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 11 such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

ARTICLE IV
Directors

        1.    Powers:    The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

        2.    Number; Qualification; Term of Office:    The Board of Directors shall consist of one or more members. The total number of Directors shall be fixed initially by the incorporators and may thereafter be changed from time to time by action of the stockholders or the Directors. Directors need not be stockholders. Each Director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

        3.    Election of Directors:    The Board of Directors shall be elected at the annual meeting, or in lieu thereof at any special meeting, of stockholders in the manner prescribed by law, by the Articles of Incorporation and by these By-Laws.

        4.    Newly Created Directorships and Vacancies:    Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders by a majority of the stock present or represented by proxy at a special meeting of stockholders called for that purpose. A Director elected to fill a vacancy shall be elected to hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise required by law or these By-Laws, may exercise the power of the full Board of Directors until the vacancy is filled.

        5.    Resignations and Removal of Directors:    Any Director may resign at any time by written notice to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any Director may be removed from office with or without cause by the stockholders upon the vote of the holders of a majority of stock then issued and outstanding and entitled to vote thereon or in such manner as may be provided in the Articles of Incorporation.

        6.    Regular Meetings:    Regular meetings of the Board of Directors may be held without notice at such times and places as the Directors may determine from time to time; provided that any Director who is absent when such a determination is made shall be given prompt notice of such determination. The first meeting of the Board of Directors following the annual meeting of the stockholders may be held without notice immediately after and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof.

        7.    Special Meetings and Notice:    Special meetings of the Board of Directors may be called at any time by the President, Treasurer or by any Director. Notice of a special meeting shall be given by the Secretary, an Assistant Secretary or the person calling the meeting to each Director in person or by telephone, telecopy or electronic mail, or other equivalent electronic media sent to his last known business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address, at least forty-eight (48) hours in advance of the meeting. Notice of a meeting need not be given to any Director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Any notice given hereunder shall state the place, date and hour of the meeting, but need not specify the purposes of the meeting except that if an amendment to these By-Laws or any matter referred to in Article VII or Paragraphs 5 and 6 of Article VIII of these By-Laws shall be a purpose of the meeting, the same shall be so stated in the notice.

        8.    Quorum; Voting and Adjournments:    Except as otherwise required by law, by the Articles of Incorporation or by these By-Laws, a majority of the total number of Directors then in office shall constitute a quorum at any meeting of the Directors, and the act of a majority of the Directors present at a meeting at which a quorum shall be present shall be the act of the Board of Directors. Any meeting of Directors may be adjourned to any other time and place as a majority of those Directors present at such meeting and voting shall determine whether or not a quorum of Directors shall be present.

        9.    Action Without Meeting:    Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting, if a written consent thereto is signed by all the Directors then in office and such written consent is filed with the records of the meetings of the Directors. Such consent shall be treated as a vote for all purposes.

        10.    Telephonic Meetings:    Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        11.    Committees:    The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the corporation and which shall have and may exercise, except as may be otherwise limited by law, such powers and authority, including those possessed by the Board of Directors itself, as shall be conferred or authorized by the resolutions appointing it. The Board of Directors shall have the power at any time to discharge, change the membership of, fill vacancies in, or designate one or more directors as alternate members of any such committee. Written minutes of all proceedings of any such committee shall be kept and made available to each Director, at his request. Except as the Board of Directors may otherwise determine, a majority of the Directors then constituting the membership of any such committee shall constitute a quorum for the transaction of business, except that when a committee shall have only one (1) Director, then one (1) Director shall constitute a quorum. When a quorum is present at any meeting of any such committee, a majority of those present and voting shall be requisite and sufficient to effect any action, or to decide any question or measure presented to the meeting, unless a larger vote shall be required by law or by other provisions of these By-Laws or by the Board of Directors.

        Notice shall be provided to each committee member in accordance with Section 7 of this Article, as if such committee meeting were a special meeting of the Directors.

        In the event of the absence or disqualification of any member of any committee designated by the Board of Directors, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE V
Officers

        1.    Officers:    The officers of the corporation shall be elected by the Board of Directors and shall consist of a President, a Treasurer, a Secretary and such other officers, including without limitation a Chairman of the Board of Directors and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Directors may from time to time determine. Such other officers shall have such duties and powers as shall be designated from time to time by the Board of Directors or the chief executive officer, and they shall be responsible to and shall report to the chief executive officer or to such other officer as the chief executive officer or the Board of Directors shall designate. If authorized by resolution of the Board of Directors, the chief executive officer may be empowered to appoint from time to time Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Articles of Incorporation or these By-Laws otherwise provide.

        2.    Tenure:    Each officer of the Corporation shall hold office until his successor is elected and qualified, unless a different term is specified in the vote electing or appointing him, or until his earlier death, resignation or removal.

        3.    Removal:    The Directors may remove any officer elected or appointed by them with or without cause upon the vote of the Directors then in office.

        4.    Resignation:    Any officer may resign at any time by delivering his written resignation to the Corporation at its principal office or to the chief executive officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        5.    Vacancies:    Vacancies in any office may be filled by the Directors.

        6.    Certain Duties and Powers:    The officers designated below, subject at all times to modification by and to the direction and control of the Directors, shall have and may exercise the respective duties and powers set forth below:

        A.    The Chairman of the Board of Directors:    The Chairman of the Board of Directors, if there be one, shall, when present, preside at all meetings of the Directors.

        B.    President:    The President shall be the chief executive officer of the corporation and shall have general supervision and control of its business. Unless otherwise provided by the Directors, he shall preside, when present, at all meetings of stockholders, and, if a director, at all meetings of Directors unless there be a Chairman of the Board of Directors who is present at the meeting.

        C.    Treasurer:    The Treasurer shall be the chief financial officer of the corporation and shall have general charge of the financial affairs of the corporation and shall keep or cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the corporation.

        D.    Secretary:    The Secretary shall keep a true record of the proceedings of all meetings of the stockholders and Directors of the corporation. In the absence of the Secretary from any such meeting, an Assistant Secretary, if there be one, otherwise a temporary Secretary shall be chosen by the person presiding at the meeting, and he shall so record the proceedings thereof. Unless a transfer agent is appointed, the Secretary shall also keep or cause to be kept the stock transfer books of the corporation.

        In addition, except as otherwise required by law, these By-Laws or the Articles of Incorporation, and subject to modification by and to the direction and control of the Board of Directors, each officer shall have in addition to the above duties and powers, such duties and powers as are customarily incident to his office.

ARTICLE VI
Capital Stock

        1.    Certificates of Stock:    Unless the Directors provide by resolution or resolutions that some or all of any or all classes or series of the corporation's stock shall be uncertificated shares, the shares of the corporation shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate unless such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to one or more certificates signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect, as if he were such officer, transfer agent or registrar at the date of issue.

        2.    Legends:    Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Incorporation, these By-Laws or any agreement among any stockholders or among any such stockholders and the corporation shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

        Every certificate issued for shares of stock at a time when the corporation is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (i) the full text or a summary of the powers, designations, preferences, and relative, participating, optional or other special rights of the shares of each class and series, if any, authorized to be issued, or (ii) a statement of the existence of such powers, designations, preferences and relative, participating, optional or other special rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

        In the event the Directors have authorized uncertificated stock, within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owners thereof a written notice containing the information required to be set forth or stated on certificates pursuant to law and these By-Laws, or with respect to uncertificated stock issued at a time when the corporation is authorized to issue more than one class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        3.    Transfers:    The Directors may appoint a transfer agent and a registrar of transfers or either and require all stock certificates to bear their signatures. Transfers of shares of capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the corporation or a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed. The Directors may make such additional rules and regulations not inconsistent with law, with the Articles of Incorporation or with these By-Laws as it deems expedient relative to the issue, transfer and registration of stock certificates.

        4.    Pledges:    Transferees of stock of the corporation transferred as collateral security shall be entitled to a new certificate therefor if the instrument of transfer substantially describes the debt or duty which is intended to be secured thereby. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer and on the face of any new certificate issued therefor if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and the transferee request the corporation to do so.

        5.    Replacement of Certificates:    In case of the alleged loss, destruction or mutilation of a certificate of stock issued by the corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.

ARTICLE VII
Indemnification

        1.    Indemnification of Officers and Directors:    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the applicable corporation law in the state of incorporation, and any other applicable law, as from time to time in effect. Such rights of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Article VII, Paragraph 1, shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article VII and the relevant provisions of the applicable corporation law in the state of incorporation and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding thereto or thereafter brought or threatened based in whole or in part upon any such state of facts.

        2.    Indemnification of Other Persons:    The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the applicable corporation law in the state of incorporation, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

        3.    Miscellaneous:    Notwithstanding anything contained in and without limiting the generality of the foregoing provisions:

        A.    The extent of the rights of indemnification, as hereinabove set forth, shall include, without limitation, all liabilities, costs and expenses of defending, compromising or settling any action, suit or other proceeding, and the satisfaction of any judgment or decree entered or rendered therein, including the payment of fines or penalties imposed in criminal actions or proceedings.

        B.    The termination of any action, suit or proceeding, civil or criminal, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that the person did not meet the standard of conduct required under the applicable corporation law in the state of incorporation, or any other applicable law, in order to be entitled to indemnification as hereinabove provided.

        C.    Expenses incurred by any person who may have a right of indemnification under this By-Law in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding to the extent permitted by the applicable corporation law in the state of incorporation, and any other applicable law, as from time to time in effect, when approved by the Board of Directors.

ARTICLE VIII
Miscellaneous Provisions

        1.    Fiscal Year:    The fiscal year of the Corporation shall be determined, and may be changed, by the Board of Directors.

        2.    Seal:    The seal of the corporation shall, subject to alteration by the Directors, bear its name and the year of its incorporation.

        3.    Execution of Instruments:    Except as otherwise authorized by the Board of Directors, all deeds, mortgages, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the Chairman of the Board, the President, any Vice President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

        4.    Voting of Securities:    Except as the Directors may otherwise designate, the Chairman or the President may waive notice of, and act, or appoint any other person or persons to waive notice of or act, as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation; and may as such proxy or attorney for this corporation (with or without power of substitution), consent to, and sign in writing, any action in lieu of any such meeting.

        5.    Amendments:    These By-Laws may be altered, amended or repealed by the stockholders or, if so authorized by the Articles of Incorporation, by the Directors, at any meeting of the stockholders or of the Directors; provided, however, that notice of the substance of any such alteration, amendment or repeal be contained in the notice of such meeting.

        6.    Ratification:    Any transaction may be ratified by the Board of Directors or by the stockholders; and if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

        7.    Reliance on Records:    Each officer, Director or member of any committee designated by the Board of Directors in the manner hereinbefore provided shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the corporation.

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  Exhibit 3.132